                                                                    Exhibit 10.2



                              GAS PURCHASE CONTRACT

                   BETWEEN RANGE PRODUCTION I, L.P. AS SELLER

                            AND CONOCO INC. AS BUYER

                               DATED JULY 1, 2000

                              GAS PURCHASE CONTRACT
                   BETWEEN RANGE PRODUCTION I, L.P. AS SELLER
                            AND CONOCO INC. AS BUYER
                               DATED JULY 1, 2000.
                                      INDEX

PARAGRAPH
---------
1.     COMMITMENT ........................................................     1

2.     POINTS OF DELIVERY ................................................     1

3.     DELIVERY PRESSURE AND QUANTITY ....................................     1

4.     PRICE .............................................................     2

5.     TERM ..............................................................     5

6.     ADDRESSES AND NOTICES .............................................     5

7.     UNPROFITABILITY ...................................................     6


                     EXHIBIT A GENERAL TERMS AND CONDITIONS

A.     DEFINITIONS .......................................................     8

B      DELIVERY DATE .....................................................    10

C.     RESERVATIONS OF SELLER ............................................    11

D.     METERING ..........................................................    12

E.     DETERMINATION OF GAS COMPOSITION ..................................    14

F.     QUALITY OF GAS ....................................................    14

G.     BILLING AND PAYMENT ...............................................    15

H.     FORCE MAJEURE .....................................................    16

I.     TITLE, OWNERSHIP ..................................................    17

J.     ROYALTY ...........................................................    17

K.     SEVERANCE AND SIMILAR TAXES .......................................    17

L.     LAWS AND REGULATIONS ..............................................    17

M.     RIGHT OF WAY AND INGRESS, EGRESS ..................................    18

N.     ASSIGNMENT ........................................................    18

O.     MISCELLANEOUS PROVISIONS ..........................................    18

EXHIBIT B  DEDICATION DESCRIPTION

EXHIBIT C  SAMPLE ALLOCATION AND SETTLEMENT CALCULATIONS

                              GAS PURCHASE CONTRACT


This Contract is entered as of July 1, 2000 between RANGE PRODUCTION I, L.P. ("Seller") and Conoco Inc. ("Buyer") and becomes effective July 1, 2000.

For and in consideration of the mutual covenants contained herein, the parties agree as follows:

COMMITMENT.
Seller agrees to sell and Buyer agrees to purchase all of the legally produced gas from wells now or hereafter located on all oil and gas leasehold interests now or hereafter owned or operated by Seller on or allocated to the following lands in Glasscock and Sterling Counties, Texas, to wit:

AS OUTLINED IN EXHIBIT B ATTACHED HERETO AND MADE A PART HEREOF BY REFERENCE HEREIN.

The General Terms and Conditions, which are a part of this Contract, are attached as Exhibit A and incorporated by reference.

POINTS OF DELIVERY.
The Points of Delivery of gas to be delivered by Seller to Buyer for existing sources of production shall be at the inlet flange of Buyer's meters at mutually agreed locations at or near the inlet of Buyer's a) North Conger compression facilities in the NE/4 Section 10, Block 22, H&TC RR Survey, Sterling County, TX; b) Middle Conger compression facilities in the N/2 Section 30, Block 13, SPRR Survey, Sterling County, TX; c) South Conger compression facilities in the N/2 Section 7, Block 21, H&TC RR Survey, Sterling County, TX; d) Ray Glass measurement facilities in the N/2 Section 2, T&P RR Survey Block 31, T-5-S, Sterling County, TX; and (e) Grigsby Glass measurement facilities S/2 NW/4
Section 2, Block 32 T&P RR Survey Township 5S, Glasscock County, Texas. The Point(s) of Delivery for future sources of production will be established under Exhibit A, Paragraph B.2. Title to the gas and all its components shall pass to and vest in Buyer at the inlet flange of Buyer's meter at the Points of Delivery.

DELIVERY PRESSURE AND QUANTITY.

(a) The gas shall be delivered by Seller at the Points of Delivery at a pressure sufficient to enable it to enter Buyer's Facilities against the working pressure at reasonably uniform rates of delivery. Buyer will maintain a Working Pressure (Exhibit A, Para. A.2) at Points (d) and (e) described in Paragraph 2 no greater than 1,200 psig. Buyer will maintain a Working Pressure for Points (a), (b) and (c) described in Paragraph 2 at no greater than thirty-five (35) psig during any Day. Days during which the Working Pressure for a Point of Delivery exceeds the limits set out herein are referred to as "Excess Pressure Days". In order to provide for normal maintenance and repairs, Buyer shall be allowed up to three consecutive Excess Pressure Days per event. Additionally, Buyer will be allowed up to 21 consecutive Excess Pressure Days for each compressor or engine overhaul or replacement.

(b) Except as otherwise herein provided, it is understood and agreed that Buyer will take and purchase one hundred percent (100%) of the gas produced and made available for sale at the Point(s) of Delivery by Seller. Except for reasons of force majeure (Exhibit A, Para. H), in the event that a greater number of Excess Pressure Days occur during a Month at Points (a), (b) or (c) than allowed in Paragraph 3(a) and in Exhibit A, Paragraph B.2, Buyer agrees to compensate Seller for excess delivery pressures as provided in Paragraph 3(c) herein.

(c) During any Month when the number of Excess Pressure Days exceed the allowed number of Excess Pressures Days, Buyer shall waive the $0.265/Mcf fee deducted from settlements due Seller under Paragraph 4.4 for the volume (in Mcf) delivered to the affected Point(s) of Delivery for days during which the Working Pressure exceeded 35 psig, excluding exempt days. In order to implement the fee waiver pursuant to this paragraph, Seller must notify Buyer in writing within 45 days after the Month in which the

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
         allowed number of Excess Pressure Days was exceeded. Buyer will investigate Seller's claim and make appropriate adjustment to Seller's payment, without interest, within 30 days of Buyer's receipt of Seller's notice. If Buyer has not received notice of excessive Excess Pressure Days within 45 days after the Month in which they are alleged to have occurred, no waiver or adjustment will the required.

(d) Seller may dispose of gas not taken during events of force majeure, subject to Buyer's right to resume purchases at any subsequent time, provided however, that Seller may, upon thirty (30) days written notice to Buyer, release from this Contract any gas that has not been taken for thirty (30) days by Buyer. In the event Buyer does not take gas for fifteen (15) consecutive days and Seller secures a different temporary market, Buyer may resume purchases only upon sixty (60) days' advance written notice as of the beginning of a Month unless otherwise agreed.

PRICE.
CONSIDERATION.
As full consideration for the gas and all its components delivered to Buyer each Month, Buyer shall pay Seller (a) ninety percent (90%) of the Residue Gas Proceeds as determined under Paragraph 4.2 below from the sale of Residue Gas Allocated to Seller, and (b) ninety percent (90%) of the NGL Proceeds determined under Paragraph 4.3 below from the sale of any NGL's Allocable to Seller.

RESIDUE GAS PROCEEDS.
(a) The Residue Gas Proceeds shall be determined by multiplying the MMBtu's of Residue Gas Allocable to Seller times the Index price published in Inside F.E.R.C.'s Gas Market Report for gas delivered to pipe at the Houston Ship Channel/Beaumont, Texas (Large Packages) less $.10/MMBtu.

(b) Each 12-Month period beginning on November 1 during the term of this Contract is herein referred to as a "Pricing Period". Effective with the Pricing Period beginning November 1, 2000 and annually thereafter, either party shall have the right to require a redetermination of the price to be used in calculating the Residue Gas Proceeds payable to Seller pursuant to Paragraph 4.1. Such redetermination shall be requested by written notice to the other party no later than September 1 prior to the Pricing Period for which the redetermined price is to be effective. The parties will then negotiate in good faith to agree upon a replacement price for the calculation of Residue Gas Proceeds hereunder. If the parties have not agreed to a redetermined price for such calculation by October 1, then Seller will take delivery in kind of 90 percent of the Residue Gas Allocated to Seller, as provided in Paragraph 4.6 below, during the following Pricing Period. During any Pricing Period when Seller is taking its share of Residue Gas in kind, Buyer will notify Seller by September 1 of the price that Buyer is willing to offer in calculating Residue Gas Proceeds during the subsequent Pricing Period, and Seller will have the option for such subsequent Pricing Period either to accept the redetermined price offered by Buyer or to continue taking its share of Residue Gas in kind.

NGL PROCEEDS.
NGL Proceeds from the sale of NGL's Allocable to Seller shall be determined by multiplying the quantity of each NGL component allocable to Seller's gas by the Average Price per gallon for each NGL component. The term "Average Price" as to each NGL component shall mean the simple average of the daily average spot prices (non-TET) for (i) purity ethane, (ii) propane, (iii) iso-butane, (iv) normal butane, and (v) the pentanes and heavier during the Month as reported for Mt. Belvieu, Texas by the Oil Price Information Service (or in its absence, a comparable mutually agreed successor publication) less all actual expenses, fees and adjustments incurred by Buyer in connection with the delivery, transportation, fractionation and sale of such NGL's ("T&F costs"), which equaled $0.0368 per gallon as of November 1999. Notwithstanding the foregoing, the parties agree that from the effective date through November 30, 2000, the T&F costs for NGL's Allocable to Seller will be $0.02848 per gallon.

COMPRESSION, GATHERING AND FACILITIES USE FEE.
(a) The payment for gas delivered at Points (a), (b) and (c) described in Paragraph 2 as computed under Paragraphs 4.1, 4.2, and 4.3 shall be reduced by twenty-six and one half cents per Point of Delivery Mcf ($0.265/Mcf), hereinafter the "Compression, Gathering and Facilities Use Fee". Said Compression, Gathering and Facilities Use Fee shall remain unchanged from the effective date of this Contract though calendar year 2003. Effective January 1, 2004, and each January 1 thereafter, the Compression, Gathering and Facilities Use Fee will be adjusted as provided in Paragraph 4.4(b). This will be the total of all charges reimbursed to Buyer to transport gas from the Point(s) of Delivery to Buyer's plant and to process Seller's gas delivered.

(b) For calendar year 2004 and each calendar year thereafter, the Compression, Gathering and Facilities Use Fee set out in 4.4(a) will be multiplied by a fraction, the numerator of which will be the Consumer Price Index for All Urban Consumers ("CPI") for January of such calendar year and the denominator of which will be the CPI for January 2000.

ALLOCATION OF RESIDUE GAS AND NGL'S.
Buyer will determine the Residue Gas and NGL's Allocable to Seller for each component by using the calculations and definitions stated in Exhibit A, Paragraphs A(10) A(11) and A(12). The calculations and definitions of Paragraph 4 and Exhibit A, Paragraphs A(10) A(11) and A(12), are illustrated in Exhibit C. To the extent Exhibit C conflicts with this Agreement, then the terms and conditions of this Agreement shall prevail.

RESIDUE GAS TAKEN IN KIND
(a) During any Pricing Period in which Seller takes its Residue Gas in kind, Buyer will redeliver for Seller's account a quantity of gas (in MMBtu) equal to 90 percent of the Residue Gas Allocable to Seller at a Redelivery Point designated by Seller, provided that Seller must comply with the residue pipelines' nomination requirements. The Redelivery Point will be the interconnection of Buyer's tailgate facilities with the pipeline facilities of PG&E Transmission Company/Texas Utility Fuel Company or Lone Star Gas Company at the tailgate of Buyer's plant(s) in Sterling County, Texas, unless Buyer has shut down its plants in Sterling County and Seller's gas is being processed at another plant. If gas is being processed in a plant outside of Sterling County, the Redelivery Point will be the interconnection of the tailgate facilities of said plant with the residue pipelines available at said plant. Seller's Redelivered gas shall be of merchantable quality without requiring additional treatment.

(b) During any Month that Seller takes Residue Gas in kind, then the parties shall cooperate to the extent operationally practical to eliminate any imbalance(s) between the quantity of Residue Gas that Seller is entitled to receive and the quantity actually delivered for Seller's account at the Redelivery Point by subsequent adjustments in gas nominations, confirmations and/or physical receipts and deliveries. Any imbalances remaining at the end of each Month shall be eliminated by cash payment for the entire amount of the imbalance as follows:

         (i) If Seller has received more Residue Gas at the Redelivery Point than due to Seller and such imbalance is not solely the fault of Buyer:

                  (A) Seller shall pay Buyer the Average Daily Index Price for that portion of the imbalance which does not exceed 5% of the quantity due Seller; and

                  (B) Seller shall pay Buyer 105% of the Average Daily Index Price for that portion of the imbalance, if any, which exceeds 5% of the quantity due Seller, but is not in excess of 10% of such quantity; and

                  (C) Seller shall pay Buyer 110% of the Average Daily Index Price for that portion of the imbalance, if any, which exceeds 10% of the quantity due Seller, but is not in excess of 20% of such quantity, and

                  (D) Seller shall pay Buyer 120% of the Average Daily Index Price for that portion of the imbalance, if any, which exceeds 20% of the quantity due Seller.

         (ii) If Seller has received less Residue Gas at the Redelivery Point than due to Seller and such imbalance is not solely the fault of Buyer:

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
                  (A) Buyer shall pay Seller the Average Daily Index Price for that portion of the imbalance which does not exceed 5% of the quantity due to Seller; and

                  (B) Buyer shall pay Seller 95% of the Average Daily Index Price for that portion of the imbalance, if any, which exceeds 5% of the quantity due Seller, but is not in excess of 10% of such quantity; and

                  (C) Buyer shall pay Seller 90% of the Average Daily Index Price for that portion of the imbalance, if any, which exceeds 10% of the quantity due to Seller, but is not in excess of 20% of such quantity, and

                  (D) Buyer shall pay Seller 80% of the Average Daily Index Price for that portion of the imbalance, if any, which exceeds 20% of the quantity due to Seller

         (iii) For purposes of this Paragraph 4.6(b), the term "Average Daily Index Price" shall mean the simple average of each day's price for such Month as found in the Financial Times Energy publication "Gas Daily," in the section entitled "Daily Price Survey," for WAHA under the heading "Texas Intrastate, WAHA area" under the column marked "Midpoint".

REDETERMINATION OF REFERENCE PRICE
In the event any of the published prices referenced in this Section 4 are discontinued or materially modified, its successor shall be used, or in the absence of a successor, Buyer and Seller shall mutually agree to another published price reference that represents gas or NGL spot prices closely comparable to that previously used. If a published price is discontinued or materially modified, Buyer will inform Seller by written notice. If the parties cannot agree on a satisfactory replacement reference price within two Months after a reference price ceases to be published, then either party may initiate arbitration by written notice to the other calling for the appointment of an arbitrator to whom each party will nominate its preferred replacement reference price. If the parties cannot agree on a single arbitrator within 20 days after such initial notice, each party shall select its own arbitrator, and these two arbitrators shall select a third arbitrator. The arbitrator(s) selected to act shall have expertise in the natural gas industry, including the marketing and pricing of natural gas and gas products, and shall be fair and impartial and have no financial interest in the outcome of the matter to be decided. The arbitrator(s) shall select from the two reference price nominated by the parties the one which best reflects a fair market price for daily or monthly commitments of natural gas or NGL's (as applicable) where the Plant(s) are located. The price reference selected by the arbitrator(s) shall be effective retroactively to the first Month that the lapsed reference price ceased to be published. Seller and Buyer will share equally in any and all costs associated with said arbitration.

TERM.
This Contract shall remain in effect for a primary term expiring January 31, 2019, and shall continue in effect from year-to-year thereafter until canceled by either party as of the end of the primary term or thereafter by giving the other party ninety (90) days advance written notice.

ADDRESSES AND NOTICES.
Either party may give notices to the other party or parties by first class mail postage prepaid, by overnight delivery service, or by facsimile at the following addresses or other addresses furnished by a party by written notice. Unless Seller objects in writing, Buyer may also use Seller's current address for payments.

NOTICES TO SELLER
-----------------
General, Payments Operational
-----------------------------
Range Production I, L.P.                             Range Production I, L.P.
Attn: Gas Marketing                                  Attn:  Engineering
P.O. Box 54320                                       500 Throckmorton St., Suite 1900
Oklahoma City, OK  73154-4320                        Fort Worth, TX  76102
(405) 947-2545 (Voice)                               (817) 870-2601 (Voice)
(405) 947-3083 (Fax)                                 (817) 870-2316 (Fax)

NOTICES TO BUYER
----------------
General, Ownership Changes                  Accounting                          Operational
--------------------------                  ----------                          ----------------------
Conoco Inc.                                 Conoco Inc.                         Conoco Inc.
Attn: Gas Supply                            Attn: Gas Plant Accounting          San Angelo BU
P. O. Box 2197                              P. O. Box 1267                      P. O. Box 2197
                                                                                Houston, TX  77252
281-293-1639 (Voice)                        580-767-4631 (Voice)                281-293-1639(Voice)
281-293-1720 (Fax)                          580-767-3705 (Fax)                  281-293-1720 (Fax)

UNPROFITABILITY.
BUYER'S RIGHT TO CLAIM UNPROFITABILITY
If the purchase of gas from any Point(s) of Delivery under this Contract becomes Unprofitable (as defined under paragraph A.17 Exhibit "A" attached hereto) , Buyer shall not be obligated to purchase such gas as long as such condition exists. Buyer may invoke this provision by written notice of Unprofitability, which shall include the economic terms under which Buyer could continue purchasing Seller's gas. Seller must provide written notice to Buyer within 25 days of receiving said notice, whether it is electing to accept or reject Buyer's revised terms of purchase. If such terms are accepted by Seller, Buyer will continue purchasing Seller's gas under the revised terms effective the Month beginning 30 days after Buyer's original notice of unprofitability. Such revised economic terms shall remain in effect until the purchase of Seller's gas would have been profitable for Buyer under the original economic terms for two consecutive Months, at which time the original economic terms shall become effective. If the revised purchase terms are not acceptable to Seller, upon Seller's notice to Buyer, Buyer will provide transportation services to Seller as set out in Paragraph 7.2 below. For as long as such transportation only arrangements are in effect, Seller will have the right to terminate the Contract effective 90 days from Buyer's receipt of written notice from Seller, unless Buyer within 30 days receipt of Seller's termination notice, agree to restore the original economic terms of the Contract. Such restoration of the Contract will be effective the Month following 30 days receipt of Buyer's notice.

BUYER'S TRANSPORTATION SERVICES
Upon request by Seller pursuant to Paragraph 7.1 above, and if operationally feasible, Buyer will transport and redeliver to the Redelivery Point(s) selected by Seller from those identified in Paragraph 4.6 (a) an Equivalent Quantity to that received from Buyer at the Point(s) of Delivery for a transportation fee of $0.20 per MMBTU received at the affected Point(s) of Delivery. For any Point of Delivery not requiring compression, "Equivalent Quantity" shall mean a quantity of gas equal in MMBTU to that received at the Point of Delivery. For low pressure Points of Delivery requiring compression, "Equivalent Quantity" shall mean a quantity of gas equal in MMBTU's to that received at the Point of Delivery less 6 percent for field fuel and line loss. Seller's Redelivered gas shall be of merchantable quality without requiring additional treatment.

The herein stated transportation fee shall escalate according to the terms set out in 4.4 (b). Additionally, imbalances occurring during any period that Buyer is providing transportation services hereunder will be resolved pursuant to the provisions of Paragraph 4.6 (b).

If Seller elects to utilize the transportation services as described herein, Buyer will have the right to terminate this Contract, including all transportation services at any time after six Months from the date of Buyer's original Unprofitability notice upon 30 days written notice to Seller.

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
   IN WITNESS WHEREOF, the parties have hereto set their hands in person or by their duly authorized officials as of the date set forth above.


SELLER:                                   BUYER:

RANGE PRODUCTION I, L.P.                  CONOCO INC.
BY: RANGE PRODUCTION COMPANY,
A DELAWARE CORPORATION,
ITS GENERAL PARTNER

By:        /s/ Chad L. Stephens           By:       /s/ Mary Ann Pearce
   ------------------------------            --------------------------------

Name:    Chad L. Stephens                 Name:     Mary Ann Pearce
     ----------------------------              ------------------------------

Title:        Sr. Vice-President          Title: Manager G & GP
      ---------------------------               -----------------------------


Executed on: June 16, 2000                Executed on: June 15, 2000

                                  EXHIBIT INDEX


Exhibit             Description of Exhibit

A                   General Terms and Conditions
                           a.       Definitions
                           b.       Delivery Date
                           c.       Reservations of Seller
                           d.       Metering
                           e.       Determination of Gas Composition
                           f.       Quality of Gas
                           g.       Billing and Payment
                           h.       Force Majeure
                           i.       Title, Ownership
                           j.       Royalty
                           k.       Severance and Similar Taxes
                           l.       Laws and Regulations
                           m.       Right of Way and Ingress, Egress
                           n.       Assignment
                           o.       Miscellaneous Provisions

B                   Area of Dedication of Interest

C                   Index Based Percent of Proceeds Proforma Settlement
                    Calculations



Range will make the exhibits to the Gas Purchase Contract, between Range Production I, L.P. and Conoco, Inc., available upon request.


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